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Exhibit 4.8

[FORM OF NOTICE OF GUARANTEED DELIVERY]

GRIFFON CORPORATION

NOTICE OF GUARANTEED DELIVERY
RELATING TO SHARES SUBSCRIBED FOR PURSUANT
TO THE SUBSCRIPTION RIGHT AND OVER-SUBSCRIPTION RIGHT

        As set forth in Griffon Corporation's (the "Company's") Prospectus, dated [                        ], 2008, under "The Rights Offering—Payment for Shares," this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for shares of common stock, par value $0.25 per share, of the Company subscribed for pursuant to the subscription right and the over-subscription right. Such form may be delivered or sent by facsimile transmission, overnight delivery or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., New York City time, on [                        ], 2008, the expiration date, unless extended by the Company in its sole discretion (as it may be extended, the "Expiration Date").

The Subscription Agent is:
AMERICAN STOCK TRANSFER & TRUST COMPANY
Attention: Griffon Corporation Rights Offering

By First Class Mail Only (No Overnight/Express Mail): Attn: Reorganization Department 59 Maiden Lane New York, New York 10038	By Hand or Overnight Delivery: Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

By Facsimile:
(718) 234-5001

Fax Confirmation by Telephone to:
(718) 921-8317

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        The Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), which may include (i) a commercial bank or trust company, (ii) a member firm of a domestic stock exchange or (iii) a savings bank or credit union, that completes this form must communicate the guarantee and the number of shares of common stock subscribed for pursuant to both the subscription right and the over-subscription right to the Subscription Agent and the Subscription Agent must receive this Notice of Guaranteed Delivery at or prior to the Expiration Date, guaranteeing delivery to the Subscription Agent of (a) full payment for all shares of common stock subscribed for pursuant to the subscription right and the over-subscription right and (b) a properly completed and duly executed Subscription Certificate. The Subscription Certificate and full payment must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on [                        ], 2008 (or, if the offer is extended, at or prior to 5:00 p.m., New York City time, on the third business day after the Expiration Date). Failure to timely and properly deliver this Notice of Guaranteed Delivery or to make the delivery guaranteed herein will result in a forfeiture of the rights.

        This Notice of Guaranteed Delivery shall not be used to guarantee signatures. If a signature on the Subscription Certificate is required to be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) under the instructions to the Subscription Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Subscription Certificate.

GUARANTEE

        The undersigned, an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) guarantees delivery to the Subscription Agent at or prior to 5:00 p.m., New York City time, on [                        ], 2008 (or, if the offer is extended, by the close of business on the third business day after the Expiration Date) of (i) a properly completed and duly executed Subscription Certificate and (ii) full payment of the estimated subscription price for each share of common stock subscribed for pursuant to the subscription right and the over-subscription right, if applicable, as subscription for such shares is indicated herein and on the Subscription Certificate.

Broker Assigned Control #

GRIFFON CORPORATION

1. Subscription Right	Number of rights exercised:		rights
	Number of shares subscribed for pursuant to the subscription right for which you are guaranteeing delivery of the Subscription Certificate and full payment:		shares
	Payment to be made in connection with subscription right:	$
(Shares × $8.50, the subscription price)
2. Over-Subscription Right
	Number of shares subscribed for pursuant to the over-subscription right (not to exceed 20% of the shares exercised pursuant to the subscription right) for which you are guaranteeing delivery of the Subscription Certificate and full payment:		shares
	Payment to be made in connection with over-subscription right:	$
(Shares × $8.50, the subscription price)
3. Totals	Total number of rights exercised:		rights
	Total number of shares subscribed for pursuant to the subscription right and over-subscription right for which you are guaranteeing delivery of the Subscription Certificate and full payment:		shares
	Total payment to be made:	$
4. Method of Delivery (Check one):
☐ Through the Depository Trust Company ("DTC")
☐ Direct to American Stock Transfer & Trust Company, as the Subscription Agent.

        Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC.

Name of Firm

Authorized Signature

Name (Please print or type)

Title:

DTC Participant Number

Contact Name

Address

City	State	Zip Code

Phone Number

Date

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  Exhibit 4.8